Exhibit 10.1

Execution Version
Confidential

SEPARATION AGREEMENT AND GENERAL RELEASE
This Separation Agreement and General Release (the “Agreement”) is entered into by and between Lippert Components, Inc. (the “Company”) and Jason D. Lippert (“Employee”).

1.Separation. Employee’s employment with the Company and its affiliates ended on June 3, 2026 (the “Separation Date”) and, in connection with Employee’s termination of employment from the Company, Employee hereby resigns from the board of directors of LCI Industries (“LCI”) and any and all director and officer position Employee held with the Company, LCI and any of their affiliates, effective immediately. Subject to compliance with the Continuing Obligations and Release Requirement (each as set forth and defined on Exhibit A hereto), Employee’s termination from the Company shall be recorded in the Company’s records as an approved retirement. Following the Separation Date Employee shall not be, or represent that Employee is, an employee or representative of the Company or any of the other Releasees (as defined below). Following the Separation Date, Employee shall have no further rights under Employee’s Executive Employment Agreement with the Company dated August 3, 2022, as amended by that certain First Addendum, effective May 15, 2023 thereto (collectively, the “Employment Agreement”). Employee shall execute any additional resignation documentation as may be reasonably requested by the Company to effectuate the foregoing.

2.Transition Period. Commencing on the Separation Date and extending until the first anniversary of the Separation Date (the “Transition Period”), Employee will make himself reasonably available to provide services reasonably requested solely by the Company’s Chief Executive Officer or Board of Directors (the “Board”), including, without limitation, cooperating in the transition of Employee’s duties to the Interim Chief Executive Officer of the Company (the “Interim CEO”) and providing certain consulting services as set forth herein and subject to the terms hereof. The Company and Employee agree that, in connection with Employee’s provision of services during the Transaction Period agree that the following shall apply: (A) Employee shall work remotely and shall not be required to be present in any office of the Company, (B) the Company shall immediately reassign any and all of Employee’s duties and responsibilities to others; provided that Employee’s services pursuant to this Section 2 (the “Services”) may include, if requested, advising the Interim CEO or other applicable Company employees on the proper performance of such reassigned duties, (C) Employee shall not be required to spend more than eight (8) hours in any week-long period providing the Services, (D) the Services shall be performed at a time that takes into account Employee’s other scheduling obligations (e.g., travel, subsequent employment or other services relationship), (E) unless agreed to by Employee in his sole discretion, Employee shall not be required to travel in order to perform the Services (and if Employee agrees to such travel, the Company will reimburse Employee for his travel-related costs pursuant to applicable Company policy), and (F) Employee shall be indemnified by the Company for the performance of such Services to the same extent that any such indemnity would apply if such Services were provided by Employee as an officer of the Company. During the Transition Period, Employee agrees that Employee will reasonably perform the Services as reasonably requested and will reasonably fulfill all of Employee’s duties and responsibilities to the Company in connection with the Services, as directed by the Company (but subject to the terms hereof), in a professional manner, in accordance with applicable Company policy, to the best of Employee’s abilities and in the best interests of the Company. None of the actions or inactions permitted by this Section 2 shall constitute Good Reason (as defined in the Employment Agreement and Award Agreements (as defined below)) or change the characterization of Employee’s separation from service. Nothing herein shall limit Employee’s right to cease providing the Services at any time.

3.Accrued Benefits. The Company shall timely pay to Employee, minus applicable withholdings and authorized or required deductions: (i) all earned but unpaid wages and accrued but unused paid time off earned in accordance with applicable law and Company policy, in each case, through the Separation Date and (ii) any unpaid business expenses or other reimbursements due to Employee in accordance with the Company’s expense reimbursement policy (collectively, the “Accrued Benefits”).

4.COBRA. The benefits received by Employee (and Employee’s eligible dependents, if any) under the Company’s medical and dental plan(s) shall cease as of the Separation Date (or, if provided under the terms of the Company plans, the last day of the calendar month that includes the Separation Date). Thereafter, pursuant to governing law and independent of this Agreement, Employee shall be entitled to elect benefit continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for Employee and any eligible dependents if Employee timely applies for such coverage. Such COBRA coverage shall be at Employee’s sole expense. Information regarding Employee’s eligibility for COBRA coverage and the terms and conditions of such coverage shall be provided to Employee in a separate mailing.

5.Payments. Provided this Agreement becomes effective and irrevocable, and Employee complies with this Agreement at all times, Employee shall receive the benefits as set forth on Exhibit A. Employee agrees and accepts that, notwithstanding any agreement or plan to the contrary, including the Employment Agreement, Employee shall not be entitled to any other separation, severance or termination payments or benefits, except as set forth on Exhibit A.

6.Incentive Awards. Pursuant to certain Award Agreements (the “Award Agreements”) issued under that certain LCI Industries 2018 Omnibus Incentive Plan (collectively, with any predecessor equity incentive plan, the “Incentive Plan”), entered into by and between LCI and Employee, Employee was previously granted Restricted Stock Units, Performance Stock Units and Options (each as such term is used or defined in the Award Agreements or Incentive Plan, as applicable, and collectively referred to herein as the “Awards”). Except as expressly set forth on Exhibit A, the Awards shall be forfeited for no consideration as of the Separation Date.

7.No Further Payments. Employee acknowledges and agrees that the consideration provided on Exhibit A hereto is in full discharge of any and all liabilities and obligations the Releasees have to Employee, monetarily or otherwise, with respect to Employee’s employment, other than the Accrued Benefits and any continuing or vested rights Employee may have, if any, under the Lippert Components, Inc. Employee Retirement Savings Plan, effective August 1, 1989 (the “401(k) Plan”), or the LCI Industries Second Amended and Restated Executive Nonqualified Deferred Compensation Plan, adopted as of March 15, 2017 (the “NQDC Plan”), in each case as set forth in the books and records of the 401(k) Plan (the “Vested 401(k) Benefits”) and/or the NQDC Plan (the “Vested NQDC Benefits”), as applicable. Except with respect to the Accrued Benefits, Vested 401(k) Benefits and Vested NQDC Benefits, Employee specifically acknowledges and agrees that the Company and the Releasees have paid to Employee all of the pay, wages, commissions, overtime, premiums, vacation, notice pay, separation pay, sick pay, leave pay, paid time off, holiday pay, equity, phantom equity, carried interest, distributions, allocations, royalties, bonuses, deferred compensation, and other forms of compensation, reimbursements, benefits, perquisites, or payments of any kind or nature whatsoever to which Employee was or may have been entitled (collectively, “Compensation”), and that the Company and the Releasees do not owe Employee any other Compensation, other than as explicitly provided in this Agreement. For purposes of the NQDC Plan, the Company and Employee agree that because Employee will perform no more than eight (8) hours of service pursuant to Section 2 hereof in any week-long period during the Transition Period, the Separation Date will also constitute the date of Employee’s Separation From Service (as defined in the NQDC Plan).

8.Releases. In exchange for the consideration provided in Exhibit A hereto, Employee, on behalf of Employee and all of Employee’s spouse, heirs, executors, beneficiaries, administrators, successors, and assigns (collectively, “Releasors”), hereby releases and forever waives and discharges any and all claims, demands, causes of action, suits, controversies, actions, crossclaims, counterclaims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, any other damages, expenses, claims for costs and attorneys’ fees, losses or liabilities of any nature whatsoever in law and in equity and any other liabilities, known or unknown, suspected or unsuspected of any nature whatsoever (collectively, “Claims”) that Employee or any of the other Releasors on Employee’s behalf ever had, now have, or might have against the Company, LCI and/or each of their respective current, former, and future affiliates, subsidiaries, parents, related companies, controlling shareholders, owners, divisions, directors, members, trustees, officers, general partners, limited partners, employees, agents, attorneys, representatives, insurers, and investment funds (and the other investment vehicles any of the foregoing manage and/or for which they perform services), and each of their predecessors, successors and assigns (collectively with the Company, the “Company Group”, and each, a “Company Group Member”); and each Company Group Member’s respective current, former, and future directors, members, trustees, controlling shareholders, subsidiaries, general partners, limited partners, affiliates, related companies, divisions, officers, employees, agents, insurers, representatives, and attorneys (collectively, with the Company Group, the

“Releasees” and each a “Releasee”), arising at any time prior to and including the date Employee executes this Agreement, whether such Claims are known to Employee or unknown to Employee, whether such Claims are accrued or contingent, including, but not limited to, any and all (a) Claims arising out of, or that might be considered to arise out of or to be connected in any way with, Employee’s employment or other relationship with any of the Releasees, or the termination of such employment or other relationship; (b) Claims under any contract, agreement, or understanding that Employee may have with any of the Releasees, whether written or oral, whether express or implied, at any time prior to the date Employee executes this Agreement (including the Employment Agreement); (c) Claims arising from or in any way related to awards, policies, plans, programs or practices of any of the Releasees that may apply to Employee or in which Employee may participate; (d) any Claims for any paid leave or unpaid leave, paid time off, bonus, incentive payment, severance or other Compensation; (e) any Claims for any carried interest or capital interest distributions or other carry or distribution rights; (f) Claims arising under any federal, state, foreign, or local law, rule, ordinance, or public policy, including, without limitation, (g)(i) Claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, 42 U.S.C. § 1981, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974, the Vietnam Era Veterans Readjustment Act of 1974, the Immigration Reform and Control Act of 1986, the Equal Pay Act, the Labor Management Relations Act, the National Labor Relations Act, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Occupational Safety and Health Act, the Genetic Information Nondiscrimination Act of 2008, the Rehabilitation Act of 1973, the Uniformed Services Employment and Reemployment Rights Act, the Worker Adjustment and Retraining Notification Act, the Indiana Civil Rights Law, the Indiana Age Discrimination Act, the Indiana Employment Discrimination Against Disabled Persons Act, and the Indiana Military Family Leave Act, as all such laws have been amended from time to time, and each of their respective federal, state, or local counterparts, or any other federal, state, foreign, or local labor law, wage and hour law, worker safety law, employee relations or fair employment practices law, or public policy, (ii) Claims arising in tort, including, but not limited to, Claims for misrepresentation, defamation, libel, slander, invasion of privacy, conversion, replevin, false light, tortious interference with contract or economic advantage, negligence, fraud, fraudulent inducement, quantum meruit, promissory estoppel, prima facie tort, restitution, or the like, and (iii) Claims for Compensation, attorneys’ or experts’ fees or costs, forum fees or costs, or any tangible or intangible property of Employee’s that remains with any of the Releasees; and (h) Claims arising under any other applicable law, regulation, rule, policy, practice, promise, understanding, or legal or equitable theory whatsoever; provided, however, that Employee does not release (A) any Claims that arise after the date Employee executes this Agreement; (B) any Claims for breach of this Agreement or to enforce the terms of this Agreement; (C) any Claims that cannot be waived or released as a matter of law; (D) any Claims Employee may have to workers’ compensation or unemployment benefits; (E) any Claims related to indemnification of Employee by any Releasee, including but not limited to any such indemnification or coverage pursuant to any of the Company’s bylaws or charter or any applicable directors and officers insurance policy, or (F) any right to the Accrued Benefits, the Vested 401(k) Benefits or the Vested NQDC Benefits. Employee specifically intends the release of Claims in this Section 8 to be the broadest possible release permitted by law.

    Separately, the Company, on behalf of itself and each other Company Group Member, agrees to completely and irrevocably waive, discharge and release Employee from any and all claims or causes of action that it or any Company Group Member has, had or may have against Employee arising through the date on which this Agreement is executed by the Company that (x) are known by the Board (excluding Employee) or its legal advisors as of such execution date, or (y) are based primarily on facts that are known by the Board (excluding Employee) or its legal advisors as of such execution date.

9.No Further Claims. Employee represents and warrants that Employee has never commenced or filed, or caused to be commenced or filed, any lawsuit or arbitration against any of the Releasees. Except as otherwise provided in Section 8, this Section 9 or Section 13 of this Agreement, Employee further agrees not to commence, file, or in any way pursue, or cause or assist any person or entity to commence, file, or pursue, any lawsuit or arbitration against any of the Releasees in the future. For the avoidance of doubt, nothing in this Agreement, any other agreement between Employee and the Company, or any Company policy shall prevent Employee from filing a charge with the Equal Employment Opportunity Commission or other governmental agency or commission (collectively, the “EEOC”), participating in any EEOC investigation or speaking with law enforcement, the EEOC, the state division of human rights, the attorney general, a local commission on human rights, or an attorney retained by Employee. Employee may not receive any relief (including, but not limited to, Compensation, reinstatement, back pay, front pay, damages, attorneys’ or experts’ fees, costs, and/or disbursements) as a consequence of any charge filed with the EEOC and/or any litigation arising out of an EEOC charge to the fullest extent permitted by law; provided, however, that nothing shall prevent Employee from seeking or accepting any U.S. Securities and Exchange Commission Awards, any benefit or remedy under Section 922 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or any other relief under other whistleblower laws that cannot be waived by law.

10.Unknown Claims. Employee understands that Employee may later discover claims or facts that may be different than, or in addition to, those which Employee now knows or believes to exist with regards to the subject matter of this Agreement and which, if known at the time of executing this Agreement, may have materially affected this Agreement or Employee’s decision to enter into it. Except as set forth in this Agreement, Employee hereby waives any right or claim that might arise as a result of such different or additional claims or facts.

11.Acknowledgements and Representations. Employee acknowledges and represents that: (a) Employee has no known workplace injuries or occupational diseases; and (b) Employee is unaware of the existence of any Claim(s) that have not been asserted in writing against any Releasee (whether by Employee or any other individual or entity). The Company acknowledges and represents that the Board (excluding Employee) is unaware of the existence of any claim(s) that have not been discussed with Employee’s legal representatives.

12.Restrictive Covenants.

(a)Employee acknowledges and agrees that Employee shall continue to remain bound by, and agrees to comply with, any obligations Employee owes to the Company or the other Releasees, including any restrictive covenants under the Award Agreements and pursuant to Section 5 and 6.A. of the Employment Agreement, and such provisions shall remain in full force and effect and are incorporated by reference as if fully set forth herein, but subject to the terms hereof. Until June 3, 2029, Employee must obtain written approval by the chairperson of the Board (not to be unreasonably withheld) prior to accepting a position with a customer of the Company or any other member of the Company Group (including serving as chief executive officer of any such customer) and in such position, Employee may not act in a role that is competitive with the Company or improperly reveal Confidential Information (as defined in the Employment Agreement).

(b)Subject to Section 13, Employee shall not, for five (5) years following the Separation Date (or such longer period such information qualifies as a trade secret under applicable law), at any time, directly or indirectly, use, or disclose or divulge to any person or entity, any Confidential Information (as defined in the Employment Agreement). Employee represents and agrees that Employee has delivered to the Company all materials in any form whatsoever (including all electronic and hard copies) in Employee’s custody, possession or control that contain Confidential Information and all other property and equipment of the Company Group in Employee’s custody, possession or control.

(c)Notwithstanding the foregoing, Employee acknowledges and agrees that if Employee (i) violates this Section 12 or (ii) engages in any activity that would violate Sections 8(c)(4) and 9(c)(4) of the Award Agreements, as applicable (for the avoidance of doubt, such sections pertaining to the “No Hire” restrictive covenant) prior to June 3, 2029, even if the applicable Restricted Period (as defined in the Award Agreements) has lapsed, then any such violation shall result in Employee’s obligation to repay to the Company any amounts already paid to Employee in connection with the sale of the Outstanding RSUs and Outstanding PSUs as described in Exhibit A hereto or forfeiture of the Outstanding RSUs and Outstanding PSUs if not yet settled.

13.Permitted Conduct. Notwithstanding anything in this Agreement, the Employment Agreement, or any other Agreement with any Company Group Member to the contrary, nothing shall prohibit Employee or Employee’s attorney from testifying, participating, or otherwise assisting in an action or proceeding by, responding to any inquiry or legal process from, or reporting possible violations of applicable law or regulation to any governmental agency or entity including, but not limited to, the United States Department of Justice, the United States Securities and Exchange Commission, the United States Congress and any Inspector General of any United States federal agency, or making other disclosures that are protected under the whistleblower provisions of United States federal, state or local law or regulation; provided, however, that Employee use Employee’s reasonable best efforts to (a) disclose only information that is reasonably related to such possible violations or that is requested by such agency or entity, and (b) request that such agency or entity treat such information as confidential. Employee does not need prior authorization from the Company to make any such reports or disclosures and Employee is not required to notify the Company that Employee is making or have made such reports or disclosures. Additionally, pursuant to the federal Defend Trade Secrets Act of 2016, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (y) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made to Employee’s attorney in relation to a lawsuit for retaliation against Employee for reporting a suspected violation of law; or (C) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

14.Non-Disparagement. During and after Employee’s employment with the Company, except to the extent compelled or required by law, or as otherwise permitted by Section 13, Employee agrees that Employee shall not disparage the Company, the Company Group, the Releasees and each of their respective investors, portfolio companies, investors, suppliers, officers, directors, agents, employees, attorneys, owners, successors or assigns or their respective businesses, investments, products or services, in any manner (including but not limited to, verbally or via hard copy, websites, blogs, social media forums or any other medium); provided, however, that nothing in this paragraph shall prevent Employee from: engaging in concerted activity relative to the terms and conditions of Employee’s employment and in communications protected under the National Labor Relations Act, filing a charge or providing information to any governmental agency, or from providing information in response to a subpoena or other enforceable legal process or as otherwise required or required to be permitted by law. The Company further agrees and represents that it will instruct each member of the Board or board of similar effect and officers of the Company not to disparage Employee during their tenure on the Board or while holding an officer position; provided however, that nothing shall prohibit any such individual from making truthful disclosures as required by applicable law or legal process, or from making truthful disclosures to or participating in an investigation or proceeding conducted by any governmental, administrative or regulatory agency or making non-public statements in the course of providing services to the Company.

15.Cooperation. During the Transition Period, and as part of the Services, Employee agrees to be reasonably available to and cooperate with the Company in transitioning Employee’s duties, and with respect to any Company Group internal investigation or administrative, regulatory, or judicial proceeding, arbitration or other settlement or dispute that relates to events occurring during Employee’s employment by the Company or about which the Company otherwise believes Employee may have relevant information. In providing the cooperation required by this Section 15, the Company will (a) pay or reimburse Employee for any costs reasonably incurred by him that have been approved in advance by a member of the Board, and (b) reasonably accomodate Employee’s other scheduling obligations (e.g., travel, subsequent employment or other services relationship).

16.Construction. This Agreement shall be interpreted strictly in accordance with its terms, to the maximum extent permissible under governing law, and shall not be construed against or in favor of any party, regardless of which party drafted this Agreement or any provision hereof. If any provision of this Agreement is determined to be unenforceable as a matter of governing law, an arbitrator or reviewing court of appropriate jurisdiction shall have the authority to modify such provision so as to render it enforceable while maintaining the parties’ original intent to the maximum extent possible. Each provision of this Agreement is severable from the other provisions hereof, and if one or more provisions hereof are declared invalid, the remaining provisions shall nevertheless remain in full force and effect. For purposes of this Agreement, the connectives “and,” “or,” and “and/or” shall be construed either disjunctively or conjunctively as necessary to bring within the scope of a sentence or clause all subject matter that might otherwise be construed to be outside of its scope.

17.Governing Law; Arbitration; Jury Trial Waiver. This Agreement shall be governed by the laws of the state of Indiana. Any disputes under this Agreement, or otherwise arising between Employee, on the one hand, and the Company or any other member of the Company Group, on the other hand, shall be resolved by binding confidential arbitration, to be held in Indianapolis, Indiana in accordance with the JAMS Employment Arbitration Rules and Procedures, and applicable law, including the Federal Arbitration Act, subject to the injunctive rights provided in Section 18 hereof. By entering into this Agreement, Employee understands and agrees that Employee is giving up any right to commence, participate in or be a party to, any class, collective or representative action or to bring any dispute jointly or collectively, and no court or arbitrator shall have authority to proceed with any such litigation or arbitration on such a basis. Each party hereby waives its rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement or any dealings between or among the parties relating to the subject matter hereof. EACH PARTY ACKNOWLEDGES THAT THESE WAIVERS ARE MATERIAL INDUCEMENTS TO ENTER INTO THIS AGREEMENT, THAT EACH HAS ALREADY RELIED ON THESE WAIVERS IN ENTERING INTO THIS AGREEMENT AND THAT EACH SHALL CONTINUE TO RELY ON THESE WAIVERS IN ITS RELATED FUTURE DEALINGS. The Attorney Fee provision set forth in Section 6.M.

of the Employment Agreement shall apply to this Agreement as if it were set forth herein mutatis mutandis.

18.Injunctive Relief; Jurisdiction and Venue for Injunctions. In any action brought by Employee or any member of the Company Group for an injunction in aid of arbitration, to compel arbitration or to enforce any arbitration award, Employee and the Company (on behalf of itself and the Company Group) consents to exclusive jurisdiction and venue in the federal and state courts in (a) the State of Indiana, City of Indianapolis; and/or (b) any state and county in which the party taking action contends that the Company, another member of the Company Group or the Employee contends that such an entity or Employee has breached or is threatening to breach this Agreement or any duty to the Employee, the Company and/or another member of the Company Group.

19.Miscellaneous. Subject to Section 12 of this Agreement, this Agreement sets forth the entire agreement between the parties hereto, fully supersedes any and all prior agreements or understandings between the parties, and can be modified only in a written agreement signed by Employee, on the one hand, and an officer of the Company, on the other hand. Employee and the Company specifically acknowledge and agree that notwithstanding any discussions or negotiations Employee may have had with any of the Releasees prior to the execution of this Agreement, Employee and the Company are not relying on any promises or assurances other than those explicitly contained in this Agreement. Each of the Releasees shall be a third-party beneficiary to Section 8 this Agreement and entitled to enforce such Section 8 in accordance with its terms. PDF or other electronic copies of this Agreement shall have the same force and effect as the original. This Agreement may be executed in counterparts and each shall be considered to be an original and all of which taken together shall constitute one and the same agreement. This Agreement shall not in any way be construed as an admission by any of the Releasees of any liability, or of any wrongful acts whatsoever against Employee or any other person.

20.Voluntary Execution; Review Period. Employee understands that this Agreement includes a release covering all legal rights or claims arising or accruing prior to the date this Agreement is executed, including claims under the Age Discrimination in Employment Act, as amended, whether those rights or claims are presently known to Employee or hereafter discovered. Employee has carefully read and fully understands all of the provisions of this Agreement, including the release of claims in Section 8. Employee is entering into this Agreement knowingly, freely and voluntarily in exchange for good and valuable consideration to which Employee would not be entitled in the absence of executing and not revoking this Agreement. Employee acknowledges that Employee is entitled to consider the terms of this Agreement for up to twenty-one (21) calendar days before signing it (the “Release Consideration Period”). Employee may execute this Agreement, though, before the end of the Release Consideration Period if Employee so chooses. To execute this Agreement, Employee must sign and date the Agreement below, and return a complete copy thereof by email to Ginnie

Henkels at [*****]@lci1.com. Should Employee so execute this Agreement, Employee may thereafter, for a period of seven (7) calendar days following the date of execution, revoke this Agreement by notifying Ginnie Henkels by email at [*****]@lci1.com. If no such revocation occurs, this Agreement shall become fully binding, enforceable, and irrevocable on the eighth (8th) day after Employee executes this Agreement, provided it has also been signed by an authorized representative of the Company (the “Effective Date”). If Employee fails to execute this Agreement during the Release Consideration Period, or if Employee revokes this Agreement during the applicable seven (7) calendar day period described above, this Agreement shall be null and void in its entirety; the Company shall have no further obligations to Employee, including without limitation, to provide Employee with any payments or benefits pursuant to Exhibit A.

21.Breach. Should Employee materially breach this Agreement including without limitation, any of Employee’s continuing obligations referenced in Section 12 hereof, then: (a) the Company shall have no further obligations to Employee under this Agreement or otherwise (including but not limited to any obligation to provide the consideration set forth on Exhibit A), and the Company shall be entitled to immediate repayment of any amounts already paid under Exhibit A; (b) the Company shall have all rights and remedies available to it under this Agreement and any applicable law or equitable theory; and (c) all of Employee’s promises, covenants, releases, waivers, representations, and warranties under this Agreement shall remain in full force and effect.

22.EMPLOYEE EXPRESSLY ACKNOWLEDGES, REPRESENTS, AND WARRANTS THAT EMPLOYEE HAS CAREFULLY READ THIS AGREEMENT; THAT EMPLOYEE FULLY UNDERSTANDS THE TERMS, CONDITIONS, AND SIGNIFICANCE OF THIS AGREEMENT; THAT EMPLOYEE HAS HAD AMPLE TIME TO CONSIDER THIS AGREEMENT; THAT THE COMPANY HAS ADVISED AND URGED EMPLOYEE TO CONSULT WITH AN ATTORNEY CONCERNING THIS AGREEMENT; THAT EMPLOYEE HAS EXECUTED THIS AGREEMENT VOLUNTARILY, KNOWINGLY, AND WITH AN INTENT TO BE BOUND BY THIS AGREEMENT; AND THAT EMPLOYEE HAS FULL POWER AND AUTHORITY TO RELEASE EMPLOYEE’S CLAIMS AS SET FORTH HEREIN AND HAS NOT ASSIGNED ANY SUCH CLAIMS TO ANY OTHER INDIVIDUAL OR ENTITY.

23.THE COMPANY EXPRESSLY ACKNOWLEDGES, REPRESENTS, AND WARRANTS THAT IT HAS CAREFULLY READ THIS AGREEMENT; THAT IT FULLY UNDERSTANDS THE TERMS, CONDITIONS, AND SIGNIFICANCE OF THIS AGREEMENT; THAT IT HAS HAD AMPLE TIME TO CONSIDER THIS AGREEMENT; THAT IT HAS BEEN ADVISED BY KIRKLAND & ELLIS IN THE PREPARATION AND NEGOTIATION OF THIS AGREEMENT; THAT IT HAS EXECUTED THIS AGREEMENT VOLUNTARILY, KNOWINGLY, AND WITH AN INTENT TO BE BOUND BY THIS AGREEMENT; AND THAT IT HAS FULL POWER AND AUTHORITY TO RELEASE

CLAIMS AS SET FORTH HEREIN AND HAS NOT ASSIGNED ANY SUCH CLAIMS TO ANY OTHER INDIVIDUAL OR ENTITY.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates set for the below

LIPPERT COMPONENTS, INC. (on behalf of itself and any other Releasee)

By:     /s/ Kelly Stanley                     6/4/2026
Name: Kelly M. Stanley                        Date
Title: EVP, Co-CLO

NOT TO BE EXECUTED
PRIOR TO THE SEPARATION DATE
ACCEPTED BY:

By: /s/ Jason D. Lippert
Jason D. Lippert

Date: 6/4/2026

[Signature Page to Separation Agreement and General Release]

Exhibit A

Separation Benefits

•Consulting Services: The Company will pay Employee a cash payment of $100,000 per month as consideration for Employee’s agreement to provide services in accordance with Section 2 of the Agreement, payable on each monthly anniversary of the Separation Date during the Transition Period.
•RSUs: Subject to Employee’s execution and non-revocation of a valid release of claims in favor of the Company and its affiliates substantially similar to the release provided herein as of the Vesting Date (as defined below), with the form of such release provided by the Company to Employee no later than ten (10) days prior to the Vesting Date (the “Release Requirement”), the restricted stock units (“RSUs”) issued to Employee under the Incentive Plan that are currently outstanding and unvested (the “Outstanding RSUs”) shall remain outstanding and eligible to vest on the last day of the Transition Period (the “Vesting Date”) unless the Board determines in good faith during the Transition Period that Employee has failed to comply with this Agreement or any restrictive covenant obligations of Employee as set forth in or otherwise modified by this Agreement (the “Continuing Obligations”). The Outstanding RSUs consist of 8,035 RSUs granted on or around March 1, 2024, 17,564 RSUs granted on or around March 1, 2025, and 18,054 RSUs granted on or around March 1, 2026. For the sake of clarity, the Outstanding RSUs will not vest until the Vesting Date and will vest on the Vesting Date unless the Board determines that Employee has not complied with the Continuing Obligations or Employee fails to satisfy the Release Requirement. The Company agrees and acknowledges that the Board’s determination regarding Employee’s failure to comply with the Continuing Obligations shall be made in good faith and shall be based solely on Employee’s actions or omissions during the Transition Period. The Outstanding RSUs will be forfeited on the Vesting Date, or any date before the Vesting Date, if the Board determines (consistent with the requirements of this paragraph) Employee has failed to comply with any Continuing Obligation or has not satisfied the Release Requirement. As of the date of any such determination, Employee’s obligation to provide the Services shall immediately cease.
•PSUs: Subject to satisfaction of the Release Requirement, the 2024 performance stock units (“PSUs”) issued to Employee under the Incentive Plan that are currently outstanding and unvested (the “Outstanding PSUs”) shall remain outstanding and eligible to vest as of the Vesting Date unless during the Transition Period the Board determines Employee has failed to comply with the Continuing Obligations, with such determination made pursuant to the requirements of the paragraph immediately above. The Outstanding PSUs granted in 2024 consist of 36,148 PSUs granted on or around March 1, 2024. For the sake of clarity, the Outstanding PSUs will not vest until the Vesting Date and will vest on the Vesting Date (a) to the extent the applicable performance metrics are satisfied as of the end of the applicable performance period, and (b) unless the Board determines that Employee has not complied with the Continuing Obligations or has not satisfied the
Exhibit A - Page 1

Release Requirement, in each case pursuant to the requirements of the paragraph immediately above. The Outstanding PSUs will be forfeited on the Vesting Date, or any date before the Vesting Date, if the Board determines (consistent with the requirements of the paragraph above) Employee has failed to comply with the Continuing Obligations or has not satisfied the Release Requirement. For the avoidance of doubt, the PSUs granted to Employee in 2025 and 2026 shall be forfeited and cancelled without consideration as of the Separation Date.
Exhibit A - Page 2